Exhibit 99.1

Signature Group Holdings, Inc. Reports Second Quarter 2012 Results

— Reclassification of Performing Residential Real Estate Loans to Continuing Operations —

— NABCO Achieves Sales of $9.1 Million —

— Debt Reduction of $3.8 Million —

SHERMAN OAKS, California.—August 9, 2012—Signature Group Holdings, Inc. (OTCQX:SGGH), a diversified business and financial services enterprise with principal activities in industrial distribution and special situations financings, today announced financial results for the second quarter ended June 30, 2012.

“Over the past two years we have successfully addressed numerous legacy challenges and are winding down our discontinued operations in order to reposition the Company into new business lines in the future,” stated Craig Noell, CEO of Signature Group Holdings. “As part of this process we reclassified $23.0 million of performing residential real estate loans from discontinued operations to continuing operations within our Signature Special Situations segment this quarter. We determined that these assets had greater long-term value by holding them in our portfolio rather than selling them under current market conditions. This reclassification, in addition to our ongoing disposition efforts, has reduced the assets of discontinued operations to $4.2 million at June 30, 2012.”

Mr. Noell continued, “We further deleveraged our balance sheet by $3.8 million in the second quarter bringing the year-to-date reduction of debt to $6.0 million. This was accomplished by strong operating results at NABCO and an opportunistic purchase of $1.8 million of our Notes Payable at a discount to par, which generated a $0.4 million gain.”

“Our future efforts will focus on the acquisitions of operating companies as well as selective opportunities to grow our Signature Special Situations segment,” Mr. Noell concluded.

Quarterly Results

Total revenues from continuing operations rose to $9.8 million in the second quarter of 2012 versus $1.3 million in the second quarter of 2011, primarily due to the inclusion of NABCO as an operating segment as it was acquired on July 29, 2011, and was not included in the prior year period. On a sequential basis, total revenues increased $1.1 million, or 12.6%, from the first quarter of 2012, primarily due to the seasonally strong performance of NABCO.

Cost of goods sold increased to $5.7 million during the second quarter of 2012 primarily due to the inclusion of NABCO. On a sequential basis, cost of goods sold increased $0.8 million, or 16.3%, from the first quarter of 2012 due to the increased sales of NABCO.

Selling, general and administrative expenses were $0.9 million in the second quarter 2012, a more normalized level than the $2.0 million reported a year ago. The $1.1 million decrease was primarily due to the elimination of external management fees and a reduction in marketing expenses at Cosmed. This was partially offset by expenses at NABCO, which was not part of Signature in the second quarter of 2011.

Compensation expense was $2.1 million in the second quarter 2012, as compared to $0.8 million in the prior year period. The increase was due to the hiring of corporate management and staff and the inclusion of expenses related to NABCO, which were not included in the prior year quarter, partially offset by a reduction in Cosmed personnel costs.

Professional fees increased to $2.1 million in the second quarter of 2012, as compared to $1.5 million in the prior year. The increase is primarily related to $1.0 million in higher legal and other professional service fees related to the proxy contest associated with the 2012 annual meeting of stockholders. These increased fees were partially offset by reduced compliance costs related to the filing of periodic reports with the SEC.

The loss from continuing operations decreased $1.6 million to $3.3 million in the second quarter of 2012, as compared to a loss of $4.9 million in the prior year period. The improvement in continuing operations is primarily due to the addition of NABCO’s $0.7 million net income and an $0.8 million decrease in reorganization items. Basic and diluted loss per share from continuing operations was $0.03 in the second quarter of 2012, compared to $0.04 a year ago.

The net loss for the second quarter of 2012 was $3.9 million, or $0.03 per share, a decrease of $2.3 million from the $6.2 million loss or $0.05 per share reported for the second quarter of 2011. The improvement in the net loss was primarily due to the previously mentioned improvement in continuing operations and a $1.0 million reduction in loss from discontinued operations.

At the end of the second quarter, the Company had $53.4 million in cash and cash equivalents, as compared to $52.4 million at December 31, 2011. Total debt was $50.7 million, a reduction of $6.0 million from $56.7 million at December 31, 2011. Additionally, Signature has federal net operating loss tax carryforwards of approximately $890 million.

Operating Segment Review

NABCO

NABCO demonstrated solid organic growth in the second quarter, generating quarterly net sales of $9.1 million. Although NABCO was not a part of Signature’s operations in the second quarter of 2011, the Company estimates that NABCO’s second quarter sales increased by 13.1% compared to last year. Historically, the second and third fiscal quarters are NABCO’s strongest due to increased circuit breaker sales activity during the summer season and associated weather conditions.

Gross margin in the second quarter of 2012 was in line with NABCO’s gross margin in the first quarter of 2012, along with the Company’s estimate of NABCO’s gross margin in the second quarter of 2011.

Net earnings for the second quarter were $0.7 million and Adjusted EBITDA was $2.2 million. These results were in line with Signature’s expectations. Given certain changes in cost structure at NABCO since Signature’s acquisition in July 2011, year-over-year comparisons of net earnings and Adjusted EBITDA are not meaningful.

NABCO’s strong operating performance enabled it to reduce its debt by $2.0 million during the quarter.

Cosmed

Net sales declined in the second quarter of 2012 to $0.1 million as compared to $0.3 million in the second quarter of 2011. Cosmed exited the mass market distribution channel for its products in the first quarter of 2012 and is focusing on its core high-end retail customers. Gross margin during the quarter was negative as a result of $49 thousand of inventory write-offs associated with expired product. Net loss was reduced to $0.2 million from $0.9 million a year ago as a result of reduced operating expenses associated with scaling back its marketing campaign due to the strategic repositioning of the business.

Signature Special Situations

Signature Special Situations generated net income of $0.1 million in the second quarter of 2012, a decrease of $1.1 million from the previous year primarily as a result of the reversal of $0.5 million of accrued interest and a $0.6 million loss on investment securities. Both items were related to the bankruptcy of a company in which Signature was a bondholder.

On April 1, 2012, performing residential real estate loans with $46.9 million in aggregate unpaid principal balance and a carrying value of $23.0 million were reclassified to loans receivable within the Signature Special Situations segment, from loans held for sale within discontinued operations. Given the portfolio’s six month effective yield of 12.8% and the Company’s current liquidity position, management intends to hold these loans for investment for the foreseeable future.

About Signature Group Holdings, Inc.

Signature is a diversified business and financial services enterprise with principal activities in industrial distribution and special situations financings. Signature has significant capital resources and is actively seeking both acquisitions and growth opportunities for its existing businesses. Signature has federal net operating loss tax carryforwards of approximately $890 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Source and Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP Treasurer

(805) 435-1255

invrel@signaturegroupholdings.com

(Tables to follow)

* * * * * *

Signature Group Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,
(Dollars in thousands, except per share amounts)	2012	2011
Revenues:
Net sales	$9,119	$295
Interest	667	1,046

Total revenues	9,786	1,341
Expenses:
Cost of goods sold	5,727	247
Selling, general and administrative	901	1,987
Compensation	2,011	764
Professional fees	2,139	1,460
Amortization of intangibles	605	78
Interest	1,059	905

Total expenses	12,442	5,441
Other income (expense):
Discount recognized on payoff of loans receivable, net	230	—
Change in market valuation allowance on loans held for sale, net	—	187
Change in fair value of common stock warrant liability	(600)	(128)
Gain on extinguishment of long-term debt	396	—
Loss on investment securities, available for sale	(620)	—
Other income (expense)	(54)	—

Total other income (expense)	(648)	59
Loss from continuing operations before reorganization items, net and income taxes	(3,304)	(4,041)
Reorganization items, net	(14)	826

Loss from continuing operations before income taxes	(3,290)	(4,867)
Income tax expense (benefit)	36	(14)

Loss from continuing operations	(3,326)	(4,853)
Loss from discontinued operations, net of income taxes	(564)	(1,403)

Net loss	(3,890)	(6,256)
Loss attributable to noncontrolling interest	—	(101)

Net loss attributable to Signature Group Holdings, Inc.	$(3,890)	$(6,155)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.03)	$(0.04)
Loss from discontinued operations, net of income taxes	—	(0.01)

Net loss attributable to Signature Group Holdings, Inc.	$(0.03)	$(0.05)

Signature Group Holdings, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$53,366	$52,439
Investment securities, available for sale	5,146	4,991
Loans held for sale, net	—	20,317
Loans receivable, net	27,625	3,750
Trade and other receivables, net	4,715	4,112
Inventories	9,385	8,681
Intangible assets, net	5,752	6,978
Goodwill	18,180	18,180
Other assets	4,631	2,754
Assets of discontinued operations	4,170	20,816

TOTAL ASSETS	$132,970	$143,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Lines of credit	$1,700	$5,116
Accrued expenses and other liabilities	6,189	5,916
Contingent consideration	3,746	3,597
Long-term debt	48,982	51,613
Common stock warrant liability	2,000	1,403
Liabilities of discontinued operations	10,834	11,536

TOTAL LIABILITIES	73,451	79,181
Commitments and contingencies (Note 15)
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 190,000,000 shares authorized; 119,931,857 and 117,431,856 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,156	1,151
Additional paid-in capital	447,607	446,805
Accumulated deficit	(389,451)	(384,315)
Accumulated other comprehensive income	207	196

Total shareholders’ equity—Signature Group Holdings, Inc.	59,519	63,837
Noncontrolling interest	—	—

TOTAL SHAREHOLDERS’ EQUITY	59,519	63,837

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$132,970	$143,018

Signature Group Holdings, Inc.

Segment Income Statements

(Unaudited)

	Continuing Operations
(Dollars in thousands)	Signature Special Situtations	NABCO	Cosmed	Corporate and Other	Eliminations	Total	Discontinued Operations	Total
Three months ended June 30, 2012:
Net sales	$—	$9,062	$57	$—	$—	$9,119	$—	$9,119
Interest	808	—	—	283	(424)	667	22	689
Gain on loans held for sale	—	—	—	—	—	—	1,143	1,143
Other, net	—	—	—	—	—	—	105	105

Total revenues	808	9,062	57	283	(424)	9,786	1,270	11,056
Cost of goods sold	—	5,637	90	—	—	5,727	—	5,727
Selling, general and administrative	24	350	49	478	—	901	121	1,022
Compensation	—	575	61	1,375	—	2,011	—	2,011
Professional fees	14	308	10	1,807	—	2,139	1,618	3,757
Amortization of intangibles	—	586	19	—	—	605	—	605
Interest	265	304	58	856	(424)	1,059	—	1,059

Total expenses	303	7,760	287	4,516	(424)	12,442	1,739	14,181
Other income (expense)	(371)	(75)	—	(202)	—	(648)	—	(648)

Earnings (loss) before reorganization items, net and income taxes	134	1,227	(230)	(4,435)	—	(3,304)	(469)	(3,773)
Reorganization items, net	—	—	—	(14)	—	(14)	95	81

Earnings (loss) before income taxes and loss attributable to noncontrolling interest	134	1,227	(230)	(4,421)	—	(3,290)	(564)	(3,854)
Income tax expense (benefit)	13	489	—	(466)	—	36	—	36

Net earnings (loss)	121	738	(230)	(3,955)	—	(3,326)	(564)	(3,890)
Loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$121	$738	$(230)	$(3,955)	$—	$(3,326)	$(564)	$(3,890)

Signature Group Holdings, Inc.

Segment Balance Sheets

(Unaudited)

	Continuing Operations
(Dollars in thousands)	Signature Special Situtations	NABCO	Cosmed	Corporate and Other	Eliminations	Total	Discontinued Operations
June 30, 2012
Cash and cash equivalents	$478	$535	$85	$52,268	$—	$53,366	$111
Investment securities, available for sale	5,146	—	—	—	—	5,146	—
Loans receivable, net	27,625	—	—	—	—	27,625	—
Trade and other receivables, net	26	4,644	10	35	—	4,715	38
Inventories	—	8,629	756	—	—	9,385	—
Intangible assets, net	—	5,519	233	—	—	5,752	—
Goodwill	—	17,780	400	—	—	18,180	—
Deferred tax assets	—	—	—	1,560	(1,560)	—	—
Loans held for sale, net	—	—	—	—	—	—	560
Real estate owned, net	—	—	—	—	—	—	1,250
Intercompany receivable	6,712	14	—	22,255	(28,981)	—	—
Other assets	3,442	839	12	2,494	(2,156)	4,631	2,211

Total assets	$43,429	$37,960	$1,496	$78,612	$(32,697)	$128,800	$4,170

Lines of credit	$—	$1,700	$—	$—	$—	$1,700	$—
Accrued expenses and other liabilities	66	4,610	45	3,560	(2,156)	6,125	2,834
Contingent consideration	—	3,746	—	—	—	3,746	—
Long-term debt	—	11,736	—	37,246	—	48,982	—
Common stock warrant liability	—	—	—	2,000	—	2,000	—
Repurchase reserve	—	—	—	—	—	—	8,000
Deferred tax liabilities	—	1,624	—	—	(1,560)	64	—
Intercompany payable	21,499	4,304	2,408	770	(28,981)	—	—

Total liabilities	$21,565	$27,720	$2,453	$43,576	$(32,697)	$62,617	$10,834

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

Adjusted EBITDA is not a measure computed in accordance with generally accepted accounting principles (“GAAP”). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows (or equivalent statements); or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented.

Adjusted EBITDA is presented because management believes it enhances understanding by investors and lenders of the financial performance of certain of the Company’s operating segments. As a complement to financial measures provided in accordance with GAAP, management believes that Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because Adjusted EBITDA is not measures computed in accordance with GAAP, it is not intended to be presented herein as a substitute for net earnings (loss) as indicators of operating performance. Adjusted EBITDA is the primary performance measurement used by our senior management and the Company’s Board of Directors to evaluate certain operating results.

We calculate Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items. These items are identified below in the reconciliation of Adjusted EBITDA to net earnings (loss). Net earnings (loss) is the GAAP measure most directly comparable to Adjusted EBITDA.

Our calculation of Adjusted EBITDA may be different from the calculation used by other companies; therefore, they may not be comparable to other companies.

The following table presents our reconciliation of net earnings (loss) to Adjusted EBITDA for NABCO and Cosmed, our two autonomous operating businesses, for the three months ended June 30, 2012:

	NABCO	Cosmed
(Dollars in thousands)	Three Months Ended June 30, 2012	Three Months Ended June 30, 2012
Net earnings (loss)	$738	$(230)
Plus:
Interest	304	58
Taxes	489	—
Depreciation	15	—
Amortization of intangibles	586	19

EBITDA	2,132	(153)

Adjustments:
Change in fair value of contingent consideration	75	—
Reversal of accrued compensation	—	—

Adjusted EBITDA	$2,207	$(153)